Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
WEDNESDAY, MARCH 18, 2015

CLARCOR REPORTS RECORD FIRST QUARTER
DILUTED EARNINGS PER SHARE

Unaudited First Quarter 2015 Highlights
(Amounts in millions, except per share data and percentages)

GAAP Financial Results:

	Quarter Ended
	2/28/15	3/1/14	Change
Net sales	$ 351.1	$ 312.7	12%
Operating profit	39.2	31.3	25%
Net earnings - CLC	26.7	24.3	10%
Diluted EPS	$ 0.53	$ 0.48	10%
Operating margin	11.2%	10.0%	+1.2 pts

Non-GAAP Adjusted Financial Results:

The first quarter of 2014 contained integration, purchase accounting and transaction related costs associated with the GE Air Filtration and Bekaert Advanced Filtration acquisitions and a bargain purchase gain related to the Bekaert Advanced Filtration acquisition. The following table reflects 2014 first quarter GAAP results adjusted for each of these items, as well as 2015 GAAP results. A reconciliation of these non-GAAP financial measures for the first quarter of 2014 shown in the following table and other non-GAAP financial measures for the first quarter of 2014 referenced in this release, adjusted for each of these items, is provided on page 10 of this release.

	Quarter Ended
	2/28/15 (1)	3/1/14	Change
Net sales	$ 351.1	$ 312.7	12%
Adjusted operating profit	39.2	38.0	3%
Adjusted net earnings - CLC	26.7	26.5	1%
Adjusted diluted EPS	$ 0.53	$ 0.52	2%
Adjusted operating margin	11.2%	12.2%	-1.0 pts
(1) First quarter of 2015 GAAP Financial Results

FRANKLIN, TN, Wednesday, March 18, 2015—CLARCOR Inc. (NYSE: CLC) reported that its diluted earnings per share for the first quarter of 2015 increased 10% from the first quarter of 2014 to a record first quarter high of $0.53. Net sales increased $38.4 million, or 12%, from last year’s first quarter, primarily driven by $28.1 million of additional sales from the second quarter 2014 acquisition of Stanadyne Filtration and the first quarter 2015 acquisition of Filter Resources. Excluding the additional sales from these acquisitions, net sales increased 3% from the first quarter of 2014. This net sales growth was negatively impacted by 3% from changes in average foreign currency exchange rates from last year’s first quarter.

Chris Conway, CLARCOR’s Chairman, President and Chief Executive Officer, commented, “Our first quarter financial and operating results were generally consistent with our expectations heading into the quarter as reflected in the 2015 guidance we provided in our previous earnings release. First quarter sales growth, excluding the impact of acquisitions and changes in foreign currency exchange rates, was 6%—continuing the organic growth trend we experienced in 2014.

“Sales in our Engine/Mobile Filtration segment, excluding sales pursuant to the Stanadyne Filtration acquisition, declined approximately 2% from last year’s first quarter. However, these results were mixed geographically, with a 9% increase in our domestic heavy-duty engine filtration aftermarket more than offset by an 18% reduction in international sales. The strength in our domestic aftermarket includes the positive impact of a significant new customer in a relatively new distribution channel for us. This new customer addition is indicative of the success we are experiencing with our strategy to penetrate new distribution channels in the heavy-duty engine filtration aftermarket, complementing our historic strength with domestic independent distributors. Going forward, we expect to continue to explore opportunities to penetrate new market opportunities in both aftermarket and OE distribution channels.

“Global sales of our oil & gas filtration products in our Industrial/Environmental Filtration segment increased approximately $7.4 million, or 14%, from the first quarter of 2014. Approximately $4.0 million of this sales growth resulted from our first quarter acquisition of Filter Resources. Our domestic oil & gas filtration sales continue to be strong, increasing approximately 9% from last year’s first quarter—excluding the impact of the Filter Resources acquisition. Although we continue to monitor the sensitivity of our oil & gas filtration product sales with lower oil prices, we believe our sales growth performance in the first quarter is an indication that our oil & gas business is partially insulated in the short-run from the dynamics of lower oil prices. It is important to note that we continue to sell primarily natural gas, as opposed to oil-related, filtration products and our sales into the oil & gas filtration market consist of approximately 40% to 45% of aftermarket filtration elements which are less influenced by oil & gas price fluctuations than first-fit products. In addition, our oil & gas filtration backlog remains solid. Nevertheless, market conditions are fluid, and our visibility is limited with respect to the second half of the year and into 2016 as it relates to potentially continued lower oil prices. Overall, we believe we will achieve our full year sales growth guidance in excess of 10% in our oil & gas filtration market, provided that market conditions remain stable.

“Net sales in our other filtration markets within the Industrial/Environmental Filtration segment increased approximately $8.7 million in the first quarter of 2015 from last year’s first quarter, as higher sales in our industrial processing, performance fabrics and HVAC markets were partially offset by lower sales in our aerospace, dust collection systems and gas turbine markets. As expected, we had a slow start to the year in our gas turbine filtration market, as sales declined approximately $3 million in the first quarter of 2015 compared to last year’s first quarter. These lower sales were primarily the result of a reduction in sales of first-fit filters and systems, partially offset by an increase in sales of aftermarket filters. The decline in gas turbine first-fit filter and system sales was in part the result of relatively strong sales in the first quarter of 2014, coupled with the timing of several significant system sales moving from the first quarter into the second quarter of 2015. We continue to be pleased with our gas turbine filtration aftermarket business which started the year very strong after significant growth for the full year 2014. As we have previously noted, a primary motivation behind the GE Air Filtration acquisition was to gain access to this high-margin gas turbine filtration aftermarket—where our sales have grown significantly since the acquisition. Consistent with our expectations heading into the year, we anticipate relatively flat 2015 full year sales in our gas turbine filtration market, including an anticipated 15% to 20% increase in aftermarket sales offset by an expected 15% to 20% reduction in first-fit filter and system sales.

“We experienced some operating margin headwinds in the first quarter of 2015, as our 11.2% operating margin declined 1.0 percentage point from our adjusted operating margin of 12.2% in last year’s first quarter. This reduction in operating margin was primarily the result of higher selling and administrative expenses as a percentage of net sales while our first quarter 2015 gross margin percentage remained relatively consistent with the adjusted gross margin percentage from the first quarter of 2014. Higher selling and administrative expenses as a percentage of net sales were primarily driven by higher amortization expense pursuant to the Stanadyne acquisition, as well as additional headcount and related costs to support growth initiatives. Despite these first quarter operating margin headwinds, we anticipate that our full year consolidated operating margin will improve from 2014 and will be consistent with our 2015 guidance from the beginning of the year.”

2015 Guidance

Our 2015 guidance remains largely unchanged from our expectations heading into the year, and we affirm our prior guidance of consolidated diluted earnings per share between $3.15 and $3.35. These expected 2015 results are based upon projected consolidated net sales between $1,620 million and $1,650 million and consolidated operating margin between 14.8% and 15.7%. Expected sales growth from 2014 and operating margin by reporting segment and on a consolidated basis are as follows:

	2015 Estimated Sales Growth	2015 Estimated Operating Margin

Engine/Mobile Filtration	10.5% to 12.5%	20.5% to 21.5%
Industrial/Environmental Filtration	5.0% to 7.0%	11.0% to 12.0%
Packaging	2.0% to 4.0%	6.0% to 9.0%
CLARCOR	7.0% to 9.0%	14.8% to 15.7%

Our 2015 sales and earnings guidance assumes foreign currency exchange rates for the remainder of our fiscal year consistent with current spot exchange rates. Accordingly, our full year guidance assumes year-over-year changes in foreign currency exchange rates from full year 2014 to negatively impact projected 2015 net sales by approximately $50 million, or 3%, and to negatively impact our projected 2015 diluted earnings per share by approximately $0.08.

We project 2015 cash from operations to be between $190 million and $210 million, capital expenditures to be between $75 million and $95 million and our effective tax rate to be between 31.5% and 32.5%. We expect 2015 interest expense to be between $6.0 million and $7.0 million and assume 50.9 million average diluted shares outstanding.

CLARCOR will be holding a conference call to discuss the first quarter 2015 results at 10:00 a.m. CT on March 19, 2015. Interested parties can listen to the conference call at www.clarcor.com or www.viavid.net. A replay will be available on these websites and also at 877-870-5176 or 858-384-5517 by providing confirmation code 6858979. The replay will be available through April 2, 2015 by telephone and for 30 days on the Internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of CLARCOR are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to anticipated future growth and results of operations, including the anticipated 2015 performance of the Company and each of its segments, our projections with respect to 2015 sales growth and 2015 operating margin for the Company and each of its segments, our projections with respect to 2015 diluted earnings per share, our projections with respect to 2015 net sales and our projections with respect to 2015 cash from operations, 2015 capital expenditures, 2015 effective tax rate, 2015 interest expense and 2015 average diluted shares outstanding; statements regarding management's short-term and long-term performance goals; statements regarding anticipated order patterns from our customers or the anticipated economic conditions of the industries and markets which we serve; statements related to the performance of the U.S. and other economies generally; statements relating to the anticipated effects on results of operations or financial condition from recent and expected developments or events; statements regarding our expectation that positive 2014 momentum will extend into 2015 and beyond as we continue to focus on achieving our long-term strategic objectives; statements regarding the anticipated future operating margin of CLARCOR Industrial Air; statements regarding our schedule for integrating CLARCOR Engine Mobile Solutions; statements regarding our anticipated continued execution of our long-term strategic growth initiatives including penetrating new distribution channels; statements regarding the anticipated 2015 sales growth in our U.S. heavy-duty engine filtration aftermarket; statements regarding the anticipated 2015 sales growth in our oil & gas filtration market from continued shale development in the U.S. and our further expansion into international markets; statements regarding the anticipated impact on our 2015 operating margin of investments in technology and other growth initiatives; statements regarding the expected impact on our projected 2015 consolidated sales and diluted earnings per share from changes in foreign currency exchange rates; statements that we expect to continue to explore opportunities to penetrate new market opportunities in both aftermarket and OE distribution channels; statements regarding our belief that our oil & gas business could be somewhat insulated from the dynamics of lower oil prices; statements regarding anticipated oil & gas filtration backlog; statements regarding our belief that there continues to be top-line risk for us in the second half of the year and into 2016 as it relates to continued lower oil prices; statements regarding anticipated sales growth in our oil & gas filtration market; statements regarding anticipated 2015 full year sales in our combined gas turbine filtration market, including anticipated aftermarket sales and first-fit system sales; statements regarding our anticipated full year consolidated operating margin; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. The Company’s future results may differ materially from the Company’s past results as a result of various risks and uncertainties, including the risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year 2014 filed on January 26, 2015, and other risk factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking or other statements included in this press release, whether as a result of new information, future events, changed circumstances or any other reason.

TABLES FOLLOW

CLARCOR INC. 2015 UNAUDITED FIRST QUARTER RESULTS
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Dollars in thousands, except share data)

	Three Months Ended
	February 28, 2015	March 1, 2014
Net sales	$351,123	$312,685
Cost of sales	238,148	216,098

Gross profit	112,975	96,587

Selling and administrative expenses	73,782	65,321

Operating profit	39,193	31,266

Other income (expense):
Interest expense	(1,071)	(400)
Interest income	141	107
Other, net	(116)	3,971
	(1,046)	3,678

Earnings before income taxes	38,147	34,944

Provision for income taxes	11,410	10,603

Net earnings	26,737	24,341

Net earnings attributable to noncontrolling interests, net of tax	(28)	(20)

Net earnings attributable to CLARCOR Inc.	$26,709	$24,321

Net earnings per share attributable to CLARCOR Inc. - Basic	$0.53	$0.48
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.53	$0.48

Weighted average number of shares outstanding - Basic	50,255,915	50,463,714
Weighted average number of shares outstanding - Diluted	50,792,483	50,924,445

Dividends paid per share	$0.2000	$0.1700

CLARCOR INC. 2015 UNAUDITED FIRST QUARTER RESULTS, continued
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	February 28, 2015	November 29, 2014
ASSETS
Current assets:
Cash and cash equivalents	$84,353	$94,064
Accounts receivable, less allowance for losses of $10,579 and $10,811, respectively	277,701	305,580
Inventories	297,867	274,718
Deferred income taxes	34,075	37,749
Prepaid expenses and other current assets	19,110	16,796
Total current assets	713,106	728,907

Plant assets, at cost, less accumulated depreciation of $359,955 and $357,564, respectively	299,404	288,356
Assets held for sale	1,964	—
Goodwill	516,885	507,172
Acquired intangible assets, less accumulated amortization	349,827	347,578
Other noncurrent assets	18,198	16,756
Total assets	$1,899,384	$1,888,769
LIABILITIES
Current liabilities:
Current portion of long-term debt	$8,642	$233
Accounts payable	98,724	97,885
Accrued liabilities	93,083	120,036
Income taxes payable	9,176	6,226
Total current liabilities	209,625	224,380

Long-term debt, less current portion	430,863	411,330
Long-term pension and postretirement healthcare benefits liabilities	32,736	33,266
Deferred income taxes	110,073	104,250
Other long-term liabilities	10,361	8,853
Total liabilities	793,658	782,079

Contingencies
Redeemable noncontrolling interests	1,444	1,587
SHAREHOLDERS' EQUITY
Capital stock	50,181	50,204
Capital in excess of par value	9,477	10,644
Accumulated other comprehensive loss	(70,095)	(54,080)
Retained earnings	1,113,914	1,097,292
Total CLARCOR Inc. equity	1,103,477	1,104,060
Noncontrolling interests	805	1,043
Total shareholders' equity	1,104,282	1,105,103
Total liabilities and shareholders' equity	$1,899,384	$1,888,769

CLARCOR INC. 2015 UNAUDITED FIRST QUARTER RESULTS, continued
CONSOLIDATED CONDENSED CASH FLOWS
(Dollars in thousands)

	Three Months Ended
	February 28, 2015	March 1, 2014
Cash flows from operating activities:
Net earnings	$26,737	$24,341
Depreciation	7,744	7,292
Amortization	6,256	3,282
Other noncash items	79	917
Net gain (loss) on disposition of plant assets	49	(36)
Bargain purchase gain	—	(2,815)
Stock-based compensation expense	3,147	1,515
Excess tax benefit from stock-based compensation	(600)	(262)
Changes in assets and liabilities	(24,806)	(15,786)
Net cash provided by operating activities	18,606	18,448

Cash flows from investing activities:
Restricted cash	—	277
Business acquisitions, net of cash acquired	(20,881)	(262,741)
Additions to plant assets	(21,007)	(14,352)
Proceeds from disposition of plant assets	56	94
Investment in affiliates	—	(473)
Net cash used in investing activities	(41,832)	(277,195)

Cash flows from financing activities:
Net borrowings (payments) on multicurrency revolving credit facility	28,000	(50,000)
Borrowings under term loan facility	—	(20,000)
Payments on long-term debt	—	(56)
Sale of capital stock under stock option and employee purchase plans	3,462	1,525
Payments for repurchase of common stock	(7,949)	—
Excess tax benefit from stock-based compensation	600	262
Dividend paid to noncontrolling interests	(206)	(166)
Cash dividends paid	(10,068)	(8,577)
Net cash provided by (used in) financing activities	13,839	(77,012)
Net effect of exchange rate changes on cash	(324)	627
Net change in cash and cash equivalents	(9,711)	(335,132)
Cash and cash equivalents, beginning of period	94,064	411,562
Cash and cash equivalents, end of period	$84,353	$76,430

Cash paid during the period for:
Interest	$1,201	$324
Income taxes, net of refunds	$3,638	$4,233

CLARCOR INC. 2015 UNAUDITED FIRST QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	Quarter Ended
	February 28, 2015	March 1, 2014
Net sales by segment:
Engine/Mobile Filtration	$144,458	$122,497
Industrial/Environmental Filtration	190,916	174,863
Packaging	15,749	15,325
	$351,123	$312,685

Operating profit by segment:
Engine/Mobile Filtration	$24,746	$22,874
Industrial/Environmental Filtration	14,008	8,146
Packaging	439	246
	$39,193	$31,266

Operating margin by segment:
Engine/Mobile Filtration	17.1%	18.7%
Industrial/Environmental Filtration	7.3%	4.7%
Packaging	2.8%	1.6%
	11.2%	10.0%

CLARCOR INC. 2015 UNAUDITED FIRST QUARTER RESULTS, continued
Reconciliation of First Quarter 2014 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP basic and diluted earnings per share for the quarter ended March 1, 2014. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share, respectively.

The quarter ended March 1, 2014 non-GAAP financial measures provided in this release exclude integration, purchase accounting and transaction related costs associated with the GE Air Filtration and Bekaert Advanced Filtration acquisitions and a bargain purchase gain recognized pursuant to the Bekaert Advanced Filtration acquisition. Although the comparison of data excluding these selected items in our first quarter ended March 1, 2014 is not a measure of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. Management believes that removing the impact of these selected items provides a more comparable measure of the changes in cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share for the quarter ended March 1, 2014 compared to the quarter ended February 28, 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

		Certain Acquisition Related Costs
(Dollars in thousands, except per share data)	First Quarter 2014 GAAP	GE Air Filtration Acquisition		Bekaert Advanced Filtration Acquisition		First Quarter 2014 Non-GAAP Adjusted

Net sales	$312,685	$—		$—		$312,685
Cost of sales	216,098	(3,552)	[1]	(120)	[1]	212,426
Gross profit	96,587	3,552		120		100,259
Selling and administrative expenses	65,321	(3,102)	[2]	—		62,219
Operating profit	31,266	6,654		120		38,040
Other income (expense):
Interest expense	(400)	—		—		(400)
Interest income	107	—		—		107
Other, net	3,971	—		(2,816)	[3]	1,155
	3,678	—		(2,816)		862
Earnings before income taxes	34,944	6,654		(2,696)		38,902
Provision for income taxes	10,603	1,790		40		12,433
Net earnings	24,341	4,864		(2,736)		26,469
Net earnings attributable to
noncontrolling interests, net of tax	(20)	—		—		(20)
Net earnings attributable to
CLARCOR Inc	$24,321	$4,864		$(2,736)		$26,449
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.48	$0.10		$(0.06)		$0.52
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.48	$0.10		$(0.06)		$0.52
Gross margin percentage	30.9%	1.1%		0.1%		32.1%
Selling and administrative expenses as a percentage of net sales	20.9%	(1.0)%		0.0%		19.9%
Operating margin	10.0%	2.1%		0.1%		12.2%
1 - Purchase accounting step-up in inventory basis.
2 - Integration costs and accelerated amortization of backlog pursuant to purchase accounting.
3 - Bargain purchase gain (non-taxable)